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                                                        EXHIBIT 23


                   INDEPENDENT AUDITORS' CONSENT
                   -----------------------------

We consent to the incorporation by reference in (i) Registration Statement
(No. 33-42502) on Form S-8 pertaining to Consolidated Stores Corporation Director Stock Option Plan (ii) Registration Statement (No. 33-42692) on Form S-8 pertaining to Consolidated Stores Corporation Supplemental
Savings Plan (iii) Post Effective Amendment No. 2 to Registration Statement (No. 33-6068) on Form S-8 pertaining to Consolidated Stores Corporation Executive Stock Option and Stock Appreciation Rights Plan (iv) Post Effective Amendment No.1 to Registration Statement (No. 33-19378) on Form S-8 pertaining to Consolidated Stores Corporation 1987 Restricted Stock Plan and (v) Post Effective Amendment No. 1 to Registration Statement (No. 33-19309) on Form S-8 pertaining to Consolidated Stores Corporation Savings Plan of our report, dated February 19, 1994, appearing in the Annual Report on Form 10-K of Consolidated Stores Corporation for the year ended January 29, 1994.



DELOITTE & TOUCHE

Dayton, Ohio
April 21, 1994